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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Wilmington Trust Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 33-43675, 333-04042, 333-69479, 333-80009, 333-37928 and 333-61096) on Forms S-8
and Registration Statements (Nos. 333-49019, 333-69453 and 333-76332) on Forms S-3 of Wilmington Trust Corporation of our report dated January 15, 2002, relating to the consolidated statement of condition of Wilmington Trust Corporation and subsidiaries as of December 31, 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2001 annual report on Form 10-K of Wilmington Trust Corporation. Our report refers to the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

                                                                   /s/ KPMG LLP


Philadelphia, Pennsylvania
March 27, 2002